Exhibit 10.8

AMENDMENT NO. 3 TO EXECUTIVE EMPLOYMENT AGREEMENT

This is an Amendment, dated and effective as of November 7, 2016 (the “Effective Date”), to the Executive Employment Agreement, originally dated as of October 24, 2005, as amended on July 16, 2008, and as further amended on January 1, 2012, by and between Global Indemnity Group, Inc. (“GBLI US”) and William J. Devlin, Jr. (the “Agreement”):

WHEREAS, Global Indemnity plc (“Global Ireland”) entered into a Scheme of Arrangement (the “Scheme”) with Global Indemnity Limited (“Global Cayman”), which was consummated on the Effective Date and which resulted in the replacement of Global Ireland by Global Cayman as the ultimate parent holding company of the Global Indemnity group of companies, including GBLI US, and the exchange of Global Ireland ordinary shares for Global Cayman ordinary shares on a one-for-one basis; and

WHEREAS, the parties wish to amend the Agreement to reflect such changes that are deemed necessary or appropriate to reflect the consummation of the Scheme;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt of which is mutually acknowledged, the parties agree to amend the Agreement, effective as of the Effective Date, as follows:

1. All references to “United America Indemnity, Ltd.” and “UAI” in the Agreement shall instead be references to “Global Indemnity Limited,” and all references to “UAI Board” in the Agreement shall instead be references to the “Board of Directors of Global Indemnity Limited (or its authorized delegate).”

2. All other terms and conditions of the Agreement, as so amended, shall remain unchanged and in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to the Executive Employment Agreement as of the Effective Date.

/s/ William J. Devlin, Jr.
Name:	William J. Devlin, Jr.

GLOBAL INDEMNITY GROUP, INC.

By:	/s/ Thomas M. McGeehan
Name:	Thomas M. McGeehan
Title:	Chief Financial Officer